UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  May 17, 2011

CBOE HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation)

001-34774	20-5446972
(Commission File Number)	(IRS Employer Identification No.)

400 South LaSalle Street

Chicago, Illinois 60605

(Address of Principal Executive Offices)

Registrant’s telephone number, including area code (312) 786-5600

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (16 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (16 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (16 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (16 CFR 240.13e-4(c)

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

At the 2011 Annual Meeting of Stockholders (the “Annual Meeting”) of CBOE Holdings, Inc. (the “Company”), held on May 17, 2011, the Company’s stockholders approved the Amended and Restated CBOE Holdings, Inc. Long-Term Incentive Plan (the “Plan”), which is described under Proposal Four in the Company’s Proxy Statement, filed with the Securities and Exchange Commission on April 5, 2011 (the “Proxy Statement”), which description is incorporated herein by reference.

The description of the Plan in the Proxy Statement is only a summary and is qualified in its entirety by the full text of the Plan, which is filed as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 5.07        Submission of Matters to a Vote of Security Holders.

On May 17, 2011, the Company held its Annual Meeting. The final results of voting for each matter submitted to a vote of stockholders at the meeting are set forth below.

Proposal One

At the Annual Meeting, the persons whose names were included in the Proxy Statement and are set forth below were elected as directors, constituting the entire Board of Directors of the Company (the “Board”). Relevant voting information for each person follows:

Director Nominee	Votes For	Withheld	Broker Non- votes
William J. Brodsky	40,244,146	7,154,807	11,360,527
James R. Boris	41,144,036	6,254,917	11,360,527
Mark F. Duffy	40,215,239	7,183,714	11,360,527
David A. Fisher	41,075,902	6,323,051	11,360,527
Janet P. Froetscher	40,925,209	6,473,744	11,360,527
Paul Kepes	41,185,807	6,213,146	11,360,527
Stuart J. Kipnes	40,878,690	6,520,263	11,360,527
Duane R. Kullberg	40,949,295	6,449,658	11,360,527
Benjamin R. Londergan	40,752,006	6,646,947	11,360,527
R. Eden Martin	41,157,432	6,241,521	11,360,527
Roderick A. Palmore	41,127,861	6,271,092	11,360,527
Susan M. Phillips	31,103,706	16,295,247	11,360,527
William R. Power	40,735,654	6,663,299	11,360,527
Samuel K. Skinner	40,164,250	7,234,703	11,360,527
Carole E. Stone	41,134,178	6,264,775	11,360,527
Eugene Sunshine	41,143,031	6,255,922	11,360,527

In addition to the nominees elected at the Annual Meeting, Richard Lund, a stockholder nominee, received 1,748,832 votes for, and no withheld or broker non-votes.

Proposal Two

The proposal for approval, in a non-binding resolution, of the compensation paid to the Company’s named executive officers was approved by a vote of 40,970,397 shares voting for the proposal, 4,515,553 shares voting against the proposal, 1,913,003 shares abstaining from the vote on the proposal and 11,360,527 broker-non votes.

Proposal Three

The non-binding proposal with respect to how frequently the non-binding stockholder vote to approve the compensation of the Company’s named executive officers should occur received the following votes: 21,631,109 shares voted for every one year, 22,427,598 shares voted for every two years, 1,273,306 shares for every three years, 2,066,940 shares abstaining from the vote on the proposal and 11,360,527 broker non-votes.

The Board is evaluating these results and expects to determine the frequency of future advisory votes on executive compensation later this year.

Proposal Four

The proposal for approval of the Amended and Restated CBOE Holdings, Inc. Long-Term Incentive Plan was approved by a vote of 37,674,202 shares voting for the proposal, 7,062,556 shares voting against the proposal, 2,662,195 shares abstaining from the vote on the proposal and 11,360,527 broker-non votes.

Proposal Five

The appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for 2011 was ratified by a vote of 55,870,779 shares voting for the proposal, 892,866 shares voting against the proposal and 1,995,835 shares abstaining from the proposal.

There were no other matters presented for a vote at the Annual Meeting.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description

10.1	Amended and Restated CBOE Holdings, Inc. Long-Term Incentive Plan.
99.1	Press Release, dated May 18, 2011.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

CBOE HOLDINGS, INC.
(Registrant)

By:	/s/ Joanne Moffic-Silver
Joanne Moffic-Silver
Executive Vice President, General Counsel and Corporate Secretary

Dated: May 18, 2011

Exhibit Index

Exhibit Number	Description

10.1	Amended and Restated CBOE Holdings, Inc. Long-Term Incentive Plan.
99.1	Press Release, dated May 18, 2011.